UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

CONRAD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24263	72-1416999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Brashear Avenue, Suite 200 P.O. Box 790 Morgan City, Louisiana	70380-1501

(Address of principal executive offices)	(Zip Code)

(985) 702-0195

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 22, 2005, pursuant to a unanimous recommendation of a special committee of independent directors, the Board of Directors of Conrad Industries, Inc. (the “Company”) unanimously voted to voluntarily delist its common stock from Nasdaq on or about March 30, 2005 and to terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended.

Simultaneously with delisting, the Company will file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the deregistration of its common stock. Upon the filing of Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K will immediately cease. The Company expects the deregistration to become effective ninety (90) days after filing Form 15 with the SEC.

For more information, see the Company’s press release, dated March 22, 2005 attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated March 22, 2005 announcing the voluntary delisting and deregistration of common stock of Conrad Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONRAD INDUSTRIES, INC.

By:	/s/ Cecil A. Hernandez
Cecil A. Hernandez
Executive Vice President and
Chief Financial Officer

Date: March 23, 2005